Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of AtaiBeckley Inc. of our report dated August 13, 2025, relating to the financial statements of Beckley Psytech Limited, which appears in Atai Beckley N.V.’s (f/k/a ATAI Life Sciences N.V.) Current Report on Form 8-K dated September 29, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Reading, United Kingdom
March 6, 2026